Exhibit 99.2

Consolidated Financial Statements Oxitec Limited

For the six month period ended 30 June 2015

Oxitec Limited

Company Information

Directors	H St P Parry Christian Ulrich (Appointed September 4th 2015) Rick Sterling (Appointed September 4th 2015)
Registered number	04512301
Registered office	Second Floor, Park Gate 25 Western Avenue Milton Park Abingdon OXFORD OX14 4SH
Independent auditors	PricewaterhouseCoopers LLP One Reading Central 23 Forbury Road READING RG1 3JH
Bankers	Santander Corporate & Commercial Banking Santander UK plc 1st Floor, 121 St Aldates OXFORD OX1 1HB HSBC Bank Plc 16 Cornmarket Street OXFORD OX1 3HY
Solicitors	Wilmer Hale Second Floor, Park Gate 25 Western Avenue Milton Park OXFORD OX14 4SH

Oxitec Limited

Contents

Page(s)
Consolidated Profit and Loss Account	4

Consolidated Statement of Total Recognised Gains and Losses	5

Consolidated Balance Sheet	6

Consolidated Cash Flow Statement	7

Reconciliation of Net Cash Flow to Movement in Net Debt	7

Notes to the Consolidated Financial Statements	8–18

Oxitec Limited

Consolidated Profit and Loss Account

For the six month period ended 30 June 2015

		Six month period ended 30 June 2015 Unaudited	Six month period ended 30 June 2014 Unaudited	Year ended 31 December 2014 Unaudited
	Note	£	£	£
Turnover		—	—	—
Administrative expenses	2	(2,894,409)	(2,131,791)	(4,810,460)
Other operating income		250,264	275,567	525,683
Operating loss		(2,644,145)	(1,856,224)	(4,284,777)
Interest receivable and similar income		4,412	4,154	13,004
Interest payable and similar charges		(49,280)	(49,281)	(99,378)

Loss on ordinary activities before taxation		(2,689,013)	(1,901,351)	(4,371,151)
Tax credit on loss on ordinary activities	3	529,621	379,587	379,587
Loss for the financial period	9	(2,159,392)	(1,521,764)	(3,991,564)
All results relate to continuing operations.
There are no material differences between the loss on ordinary activities before taxation and the loss for the financial periods stated above and their historical cost equivalents.
The notes on pages 8 to 18 form part of these financial statements.

Oxitec Limited

Consolidated Statement of Total Recognised Gains and Losses

For the six month period ended 30 June 2015

	Six month period ended 30 June 2015 Unaudited	Six month period ended 30 June 2014 Unaudited	Year ended 31 December 2014 Unaudited
	£	£	£
Loss for the financial period	(2,159,392)	(1,521,764)	(3,991,564)
Exchange losses on foreign currency translation	(83,938)	(10,128)	(79,667)
Total recognised losses relating to the period	(2,243,330)	(1,531,892)	(4,071,231)
The notes on pages 8 to 18 form part of these financial statements.

Oxitec Limited

Consolidated Balance Sheet

As at 30 June 2015

			Six month period ended 30 June 2015 Unaudited		Year ended 31 December 2014 Unaudited
	Note	£	£	£	£
Fixed assets
Tangible assets Investments	4		805,949 -		692,793 13,347
			805,949		706,140
Current assets
Debtors	6	951,337		527,100
Investments	5	759,000		754,142
Cash at bank and in hand		4,112,268		2,676,497
		5,822,605		3,957,739

Creditors: amounts falling due within one year	7	(4,461,667)		(4,747,715)
Net current assets / (liabilities)			1,360,938		(789,976)
Total assets less current liabilities			2,166,887		(83,836)
Net assets / (liabilities)			2,166,887		(83,836)
Capital and reserves
Called up share capital	8		7,588		6,661
Share premium account	9		25,283,967		20,790,841
Profit and loss account deficit	9		(23,124,668)		(20,881,338)
Total shareholders' funds / (deficit)	10		2,166,887		(83,836)
The notes on pages 8 to 18 form part of these financial statements.

Consolidated Cash Flow Statement

For the six month period ended 30 June 2015

		Six month period ended 30 June 2015 Unaudited	Six month period ended 30 June 2014 Unaudited	Year ended 31 December 2014 Unaudited
	Note	£	£	£
Net cash outflow from operating activities	11	(2,844,618)	(1,945,145)	(4,050,558)

Returns on investment and servicing of finance
Interest received		555	4,154	9,342
Net cash inflow from returns on investments and servicing of finance		555	4,154	9,342

Tax received		-	-	379,587

Capital expenditure and financial investment
Purchases of tangible fixed assets Increase in investment in Genefirst Limited		(214,219) -	(87,562) -	(552,072) (5,091)
Net cash outflow for capital expenditure and financial investment		(214,219)	(87,562)	(557,163)

Net cash outflow before use of liquid resources and financing		(3,058,282)	(2,028,553)	(4,218,792)

Management of liquid resources
Purchases of short term deposits		-	-	(754,142)
Net cash outflow from management of liquid resources		-	-	(754,142)

Financing
Issue of ordinary share capital Increase in borrowings	9	4,494,053 -	6,053,933 -	6,040,816 177,976
Net cash inflow from financing		4,494,053	6,053,933	6,218,792

Increase in cash and cash equivalents		1,435,771	4,025,380	1,245,858

Reconciliation of net cash flow to movement in net debt
Increase in cash and cash equivalents		1,435,771	4,025,380	1,245,858
Movement in liquid resources Movement in borrowings Other non-cash changes		- - (44,422)	- - (49,280)	754,142 (177,976) (99,378)
Change in net debt		1,391,349	3,976,100	1,722,646
Net debt at the beginning of the period		(409,318)	(2,131,963)	(2,131,964)
Net term cash/debt at the end of the period	12	982,031	1,844,137	(409,318)
The notes on pages 8 to 18 form part of these financial statements.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

1.	Accounting policies

Principal activities

The principal activity of Oxitec Limited (the “Company”) and subsidiaries (“the Group”, “Oxitec”or “we”) during the year was research and development in biotechnology. Oxitec is a pioneer in controlling insects that spread disease and damage crops. Through world class science we have developed an innovative new solution to controlling harmful insect pests.

Basis of preparation of financial statements

These financial statements have been prepared solely for the purpose of meeting the requirements of U.S. Securities and Exchange Commission (“SEC”) Article 11 of Regulation S-X following the acquisition of Oxitec by Intrexon Corporation (“Intrexon”) on 4 September 2015. This financial information is the unaudited consolidated interim financial information (hereafter the ‘Interim Financial Information’) of Oxitec Limited (“the Company”) and its subsidiaries (“the Group, “Oxitec” or “we”) for the six month period ended 30 June 2015. The Interim Financial Information has been prepared in accordance with ASB statement Half Yearly Reports (“the Statement”) and United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities (UK GAAP for SEs), except where the former requires disclosures which are not required by the latter. Whilst the Statement has been withdrawn by Financial Reporting Council, as the new UK standard for interim reporting (FRS 104) requires compliance with New UK GAAP but the Company and Group are not required to adopt New UK GAAP for the accounting period ending 31 December 2015, it remains the most appropriate framework. The Interim Financial Information does not comprise statutory accounts within the meaning of section 434 of the Companies Act 2006.

The financial statements are prepared under the historical cost convention. There have been no changes to the accounting policies as contained in the annual consolidated financial statements as of and for the year ended 31 December 2014. In the opinion of management, all adjustments considered necessary for a fair statement of the results for the interim periods presented have been included. Operating results for the six months ended June 30, 2015, are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

US GAAP

Significant differences exist between United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities and US Generally Accepted Accounting Principles (US GAAP). The US GAAP results for the period and the effect on Group total shareholders' funds are set out in Note 15.

Consolidation

The consolidated financial statements include the results of the company and its subsidiary undertakings made up to the six month period ending 30 June 2015. Intra-group transactions are excluded on consolidation and sales and profit figures relate to external transactions only. The Consolidated Financial Statements for the year ended 31 December 2014 are included in Intrexon Corporation’s 8-K/A filing dated 28 October 2015.

Going concern

The financial statements have been prepared on a going concern basis which assumes that the Company will continue in operational existence for the foreseeable future. Following the acquisition of the Company by Intrexon,

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

1.	Accounting policies (continued)

the directors have received a letter of support from Intrexon to provide the Company with sufficient resources to meet its liabilities as they fall due. Accordingly, the directors consider that the going concern assumption is appropriate.

2.	Directors' remuneration

Included within adminstrative expenses are the following amounts relating to directors’ remuneration:

	Six month period ended 30 June 2015 Unaudited	Six month period ended 30 June 2014 Unaudited	Year ended 31 December 2014 Unaudited
	£	£	£
Aggregate remuneration	136,425	158,691	321,228
No pension contributions were made in respect of directors during the year.

3.	Tax on loss on ordinary activities

	Six month period ended 30 June 2015 Unaudited	Six month period ended 30 June 2014 Unaudited	Year ended 31 December 2014 Unaudited
	£	£	£
Research and development tax credit	529,621	379,587	379,587
Unrelieved tax losses of approximately £17,371,000 (June 2014: £13,587,000, December 2014: £15,000,000) remain available for offset against future taxable trading profits, prior to any research and development tax relief claims for the current year. The Group has not recognised any deferred tax asset in respect of these losses due to there being significant uncertainty regarding the recovery of these losses against taxable trading profits in the forseeable future.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

4.	Tangible assets

	Plant & Machinery	Office Equipment	Construction in progress	Total
	£	£	£	£
Cost
At 1 January 2015	458,197	136,396	369,474	964,067
Additions	183,664	30,555	—	214,219
Transfers	369,474	—	(369,474)	—
At 30 June 2015	1,011,335	166,951	—	1,178,286
Accumulated depreciation

At 1 January 2015	205,257	66,017	—	271,274
Charge for the period	86,414	14,649	—	101,063
At 30 June 2015	291,671	80,666	—	372,337
Net book value

At 30 June 2015	719,664	86,285	—	805,949
At 31 December 2014 At 30 June 2014	252,940 223,435	70,379 73,554	369,474 -	692,793 296,989

5.Investments

Current asset investments

	At 30 June 2015 Unaudited	At 31 Dec 2014 Unaudited
	£	£
Time deposit investment	759,000	754,142
The current asset investment balance relates to a short-term time deposit with an original maturity date of more than three months which is due within one year.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

6.Debtors

	At 30 June 2015 Unaudited	At 31 Dec 2014 Unaudited
	£	£
Due within one year
Prepayments and accrued income	228,707	247,750
R&D Tax credit	529,621	—
Other debtors	193,009	279,350
	951,337	527,100

7.Creditors: amounts falling due within one year

	At 30 June 2015 Unaudited	At 31 Dec 2014 Unaudited
	£	£
Convertible loans	3,889,237	3,839,957
Trade creditors	213,271	183,131
Taxation and social security	28,899	60,623
Other creditors	330,260	664,004
	4,461,667	4,747,715

The convertible loan balance includes £3,127,436, (2014: £3,078,156) principal plus accrued interest, provided by East Hill Venture Fund LP (“East Hill”). Further details of this balance are given in note 13. The remaining £761,801 (2014: £761,801) of convertible loans relates to a loan from the Wellcome Trust which is convertible at the holders option into ordinary shares at a discount of 20% to the most recent funding round. During the period, interest charges of £49,280 (2014: £99,378) were accrued and added to the amount of the outstanding loans. Interest accrues at a fixed interest rate of 4% above six month U.S. dollar LIBOR as at 27 June 2013 and 2% above three month sterling LIBOR as at 3 February 2010 on the East Hill and Welcome Trust loans respectively. Prior to 29 June 2013, interest accrued at a fixed rate of 2% above three month sterling LIBOR as at 27 June 2008 on £1,500,000 of the East Hill loan, and 3% above three month sterling LIBOR as at 2 June 2009 on £750,000 of the East Hill loan.

On 4 September 2015, all of the convertible loans converted into ordinary shares of the Company following the acquisition of all of the issued and to be issued share capital of the Company by Intrexon.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

8.Called up share capital

	At 30 June 2015 Unaudited	At 31 Dec 2014 Unaudited
	£	£
Allotted, called up and fully paid
758,759 (2014: 666,094) Ordinary shares of £0.01 each	7,588	6,661

During the course of the period, the Company issued of 91,326 ordinary shares in order to provide additional working capital and 1,339 ordinary shares as a result of the exercise of share options. The difference between the total consideration of £4,494,053 and the total nominal value of £927, being £4,493,126, has been credited to the share premium account.

9.Reserves

	Share premium account Unaudited	Profit and loss account Unaudited
	£	£
At 1 January 2015	20,790,841	(20,881,338)
Loss for the financial period	—	(2,159,392)
Exchange losses on foreign currency translation	—	(83,938)
Premium on shares issued during the period	4,493,126	—
At 30 June 2015	25,283,967	(23,124,668)

	£	£
At 1 January 2014	14,751,344	(16,810,107)
Loss for the financial period	—	(1,521,764)
Exchange losses on foreign currency translation	—	(10,128)
Premium on shares issued during the period	6,052,614	—
At 30 June 2014	20,803,958	(18,341,999)

	Share premium account Unaudited	Profit and loss account Unaudited
	£	£
At 1 January 2014	14,751,344	(16,810,107)
Loss for the financial year	—	(3,991,564)
Exchange losses on foreign currency translation	—	(79,667)
Premium on shares issued during the year	6,039,497	—
At 31 December 2014	20,790,841	(20,881,338)

During the second half of 2014, the Company recognised an additional expense of raising equity amounting to £13,117 resulting in a corresponding reduction of share premium.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

10.Reconciliation of movements in shareholders’ funds/(deficit)

	At 30 June 2015 Unaudited	At 31 Dec 2014 Unaudited
	£	£
Loss for the financial period	(2,159,392)	(3,991,564)
Exchange losses on foreign currency translation	(83,938)	(79,667)
Increase in share capital	927	1,319
Increase in share premium	4,493,126	6,039,497
Net decrease in shareholders’ deficit	2,250,723	1,969,585
Opening shareholders’ deficit	(83,836)	(2,053,421)
Closing shareholders’ funds/(deficit)	2,166,887	(83,836)

11.Reconciliation of operating loss to net cash outflow from operating activities

	At 30 June 2015 Unaudited	At 30 June 2014 Unaudited	At 31 Dec 2014 Unaudited
	£	£	£
Operating loss	(2,644,145)	(1,856,224)	(4,284,777)
Decrease / (increase) in debtors	117,731	(218,870)	(261,738)
(Decrease) / increase in creditors	(419,267)	83,977	381,525
Depreciation expense Loss on disposal of fixed assets	101,063 -	45,972 -	104,795 9,637
Net cash outflow from operating activities	(2,844,618)	(1,945,145)	(4,050,558)

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

12.Analysis of changes in net debt

Unaudited	At 1 January 2015	Cash flows	Other changes	At 30 June 2015
	£	£	£	£
Cash and cash equivalents	2,676,497	1,435,771	—	4,112,268
Convertible loans	(3,839,957)	—	(49,280)	(3,889,237)
Current asset investments	754,142	—	4,858	759,000
Total	(409,318)	1,435,771	(44,422)	982,031

Unaudited	At 1 January 2014	Cash flows	Other changes	At 30 June 2014
	£	£	£	£
Cash and cash equivalents	1,430,639	4,025,381	—	5,456,020
Convertible loans	(3,562,603)	—	(49,280)	(3,611,883)
Total	(2,131,964)	4,025,381	(49,280)	1,844,137

Unaudited	At 1 January 2014	Cash flows	Other changes	At 31 December 2014
	£	£	£	£
Cash and cash equivalents	1,430,639	1,245,858	—	2,676,497
Convertible loans	(3,562,603)	(177,976)	(99,378)	(3,839,957)
Current asset investments	—	754,142	—	754,142
Total	(2,131,964)	1,822,024	(99,378)	(409,318)

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

13.Related party transactions

During the year ended 31 December 2008, the Company was provided with a £1,500,000 unsecured convertible loan facility by East Hill, a business which is controlled by L T Clay, a director of Oxitec. During 2009, the Company was provided with and drew down a further £750,000 loan facility from East Hill secured by way of a debenture over the Company's assets. The loan facilities are convertible into ordinary shares at the lesser of £40 per share and the most recent funding round. At 30 June 2015, all £2,250,000 of the loan facilities had been drawn down by the Company. During the period, interest charges of £49,280 (June 2014: £49,280 December 2014: £99,378) were accrued and added to the amount of the outstanding loans. Total accrued interest amounts to £877,436 at 30 June 2015 (June 2014: £778,025 December 2014: £828,156)

Fees totalling £18,690 (June 2014: £22,500 December 2014: £91,788) have been paid to Oxford Capital Partners, a business which is under the control of E D K Mott, a director of Oxitec.  Invoices totalling £7,500 (June 2014: £7,500 December 2014: £15,000) for Non Executive Director services provided throughout the six month period ended 30 June 2015 for Oxford Capital Partners LLP (Edward Mott), and invoices totalling £12,148 (June 2014: £12,400 December 2014: £24,000) for provision of services by a company, Talestris Ltd (Christopher Richards) were paid during the six month period ended 30 June 2015. Fees totalling £3,750 (June 2014: £3,750 December 2014: £7,500) were accrued to L T Clay, a director of Oxitec.

14.Post balance sheet events

During July 2015 the Company’s convertible loan facilities with East Hill were amended and the maturity date extended to 27 June 2017.

On 4 September 2015 all of the issued and to be issued share capital of the Company was acquired by Intrexon for total purchase consideration of $160 million which was settled in cash and Intrexon common stock shares.

On 4 September 2015 all of the directors of the Company with the sole exception of Hadyn Parry resigned.

On 4 September 2015 the Company secretary resigned.

On 4 September 2015 Christian Ulrich and Rick Sterling were appointed directors of the Company

On 4 September 2015 all convertible loans were duly converted to a total of 99,769 ordinary shares and subsequently sold on the same date to Intrexon.

On 4 September 2015 all share options in issue, totalling options over 86,670 ordinary shares in Oxitec Ltd were exercised and the shares so issed sold on the same date to Intrexon.

On 4 September 2015 all exercisable warrant instruments in issue, totalling warrants to purchase 62,165 ordinary shares in Oxitec Ltd were exercised and the shares so issued sold on the same date to Intrexon.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

15.	Reconciliation from UK FRSSE to accounting principles generally accepted in the United States of America (“US GAAP”)

The accompanying consolidated financial statements of Oxitec have been prepared in accordance with the UK FRSSE as described in Note 1. The UK FRSSE differs in certain respects from the requirements of US GAAP. The effects of the application of US GAAP to Oxitec results, as determined under the UK FRSSE, are set out below.

	Six month period ended 30 June 2015 Profit & loss account Unaudited	At 30 June 2015 Total shareholders’ funds Unaudited
	£	£
UK FRSSE results
Loss for the financial period	(2,159,392)	—
Total shareholders’ funds	—	2,166,887

US GAAP adjustments:
a) Share based compensation expense	(106,400)	—
b) Convertible loans	(190,720)	(973,014)

Total US GAAP adjustments	(297,120)	(973,014)

Results under US GAAP	(2,456,512)	1,193,873

	Year ended 31 December 2014 Profit & loss account Unaudited	At 31 December 2014 Total shareholders’ deficit Unaudited
	£	£
UK FRSSE results
Loss for the financial year	(3,991,564)	-
Total shareholders’ deficit	—	(83,836)

US GAAP adjustments:
a) Share based compensation expense	(217,835)	—
b) Convertible loans	(197,116)	(782,294)

Total US GAAP adjustments	(414,951)	(782,294)

Results under US GAAP	(4,406,515)	(866,130)

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

15.	Reconciliation from UK FRSSE to accounting principles generally accepted in the United States of America (“US GAAP”) (continued)

	Six month period ended 30 June 2014 Profit & loss account Unaudited	At 30 June 2014 Total shareholders’ funds Unaudited
	£	£
UK FRSSE results
Loss for the financial period	(1,521,764)	—
Total shareholders’ funds	—	2,468,620

US GAAP adjustments:
a) Share based compensation expense	(100,027)	—
b) Convertible loans	(192,720)	(777,898)

Total US GAAP adjustments	(292,747)	(777,898)

Results under US GAAP	(1,814,511)	1,690,722

a)	Share based compensation expense
Under the UK FRSSE, there is no requirement to recognise equity settled share based compensation expense. Under US GAAP, equity classified awards are recognised as compensation expense and are measured at the grant date fair value of the award over the vesting period. The Company has estimated the grant date fair value using the Black-Scholes-Merton option-pricing model.

b)	Convertible loans
Under the UK FRSSE, financial instruments are classified as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement. Under the UK FRSSE the convertible loans are recognised as a liability at cost. Under US GAAP, the Company has elected to report its convertible loans under the Fair Value Option Subsections of FASB ASC Subtopic 825‑10, Financial Instruments—Overall, with changes in fair value reported in earnings. The profit and loss account adjustment of £190,720 (June 2014: £192,720, December 2014: £197,116) and total shareholders’ funds adjustment of £973,014 (June 2014: £777,898, December 2014: £782,294) reflect the incremental impact of applying a fair basis of measurement to the amounts recorded under the UK FRSSE since the date that the instruments were issued.

Oxitec Limited

Notes to the Consolidated Financial Statements

For the six month period ended 30 June 2015

15.	Reconciliation from UK FRSSE to accounting principles generally accepted in the United States of America (“US GAAP”) (continued)

Cash flow statement for the six month period ended 30 June 2015

The consolidated cash flow statement of Oxitec has been prepared in accordance with UK GAAP. There are certain differences with regard to classification of items within the cash flow statement under US GAAP. Under UK GAAP cash flows are prepared separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, and financing. Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. The following table presents cash flows as classified under US GAAP.

	Six month period ended 30 June 2015 Unaudited	Six month period ended 30 June 2014 Unaudited
	£	£
Cash flows from operating activities
Net loss	(2,456,512)	(1,814,511)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of tangible fixed assets	101,063	45,725
Share based compensation expense	106,400	100,027
Unrealised losses on convertible loans measured at fair value	240,000	242,000
Taxation	(529,621)	(379,587)
Other non-cash items	(3,857)	2
Changes in operating assets and liabilities:
Debtors	117,731	(218,871)
Creditors	(419,267)	84,225
Net cash used in operating activities	(2,844,063)	(1,940,990)

Cash flows from investing activities
Purchases of tangible fixed assets	(214,219)	(87,562)
Net cash used in investing activities	(214,219)	(87,562)

Cash flows from financing activities
Proceeds from issuance of shares in a private placement	4,494,053	6,053,933
Net cash provided by financing activities	4,494,053	6,053,933
Net increase in cash and cash equivalents	1,435,771	4,025,381

Cash and cash equivalents
Beginning of period	2,676,497	1,430,639
End of period	4,112,268	5,456,020